Exhibit 32.1

CERTIFICATION

In connection with the quarterly report of Liberator, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Louis S. Friedman, Chief Executive Officer (Principal Executive Officer) of WES Consulting, Inc.*, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 7, 2010	/s/ Louis S. Friedman
Louis S. Friedman
Chief Executive Officer (Principal Executive Officer) of WES Consulting, Inc. *

* On October 19, 2009, Liberator, Inc. merged with and into WES Consulting, Inc.  As WES Consulting, Inc. is the surviving entity from such merger and Liberator, Inc. has been merged out, this certification is signed by the Principal Executive Officer of WES Consulting, Inc.